UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2020

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 1, 2020 (the “Closing Date”), MagnaChip Semiconductor S.A., a Luxembourg société anonyme (“LuxCo”), and MagnaChip Semiconductor, Ltd., a Korean limited liability company (“MSK”), wholly owned subsidiaries of MagnaChip Semiconductor Corporation (the “Company”), completed the previously announced sale of the Company’s Foundry Services Group and the factory in Cheongju (“Fab 4”) to Key Foundry Co., Ltd. (the “Buyer”) in exchange for a purchase price equal to approximately $350.6 million, which included a positive working capital adjustment of approximately $5.9 million, pursuant to the terms of a business transfer agreement (the “Business Transfer Agreement”) dated March 31, 2020 by and among LuxCo, MSK and Magnus Semiconductor, LLC, a Korean limited liability company (“Magnus”). The purchase price was paid in a combination of U.S. Dollars in the amount of $46.5 million and Korean Won in the amount of approximately KRW 360.6 billion. In addition to the purchase price, the Buyer assumed all severance liabilities relating to the transferred employees, which have a value of approximately $100 million. The Buyer is a wholly owned subsidiary of Magnus, which was established by Alchemist Capital Partners Korea Co., Ltd. and Credian Partners, Inc. On April 20, 2020, Magnus assigned, and the Buyer assumed, all rights and obligations of Magnus under the Business Transfer Agreement.

The Business Transfer Agreement and the transactions contemplated thereby, including the sale of the Business, are more fully described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2020, which description is incorporated herein by reference. Such description and the foregoing description do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Business Transfer Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On September 1, 2020, the Company issued a press release announcing the closing of the sale of the Business, as discussed in Item 2.01 above, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including the attached press release, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Item 8.01.	Other Events

On September 2, 2020, the Company issued a notice of full redemption to the holders of its 6.625% Senior Notes due 2021 (the “2021 Notes”) for the redemption in full of all of its outstanding $224.25 million aggregate principal amount of the 2021 Notes on October 2, 2020 (the “Redemption Date”) at a redemption price equal to the sum of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

Item 9.01.	Financial Statements and Exhibits

(b)	Pro forma financial information

The pro forma financial information of the Company as adjusted to give effect to the sale of the Business is presented in the unaudited pro forma consolidated financial statements filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	Exhibits

The following exhibit is furnished as part of this report:

Exhibit No.	Description

2.1	Business Transfer Agreement, dated as of March 31, 2020, by and among Magnus Semiconductor, LLC, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2020).*

99.1	Press Release, dated September 1, 2020

99.2	Unaudited Pro Forma Consolidated Financial Statements

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: September 8, 2020	By:	/s/ Theodore Kim
Theodore Kim
Chief Compliance Officer, Executive Vice President, General Counsel and Secretary